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                                                                    Exhibit 23.1




                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The St. Joe Company:


We consent to the incorporation by reference in the registration statements (No. 333-23571, No. 333-43007, No. 333-51726, No. 333-51728 and No. 333-106046) on
Forms S-8 of The St. Joe Company of our reports dated March 11, 2004, with respect to the consolidated balance sheets of The St. Joe Company as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity, and cash flow of each of the years in the three-year period ended December 31, 2003, and related financial statement schedule, which reports appear in the December 31, 2003, annual report on Form 10-K of The St. Joe Company.

Our report on the consolidated financial statements refers to the adoption by The St. Joe Company of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002.

KPMG LLP

Jacksonville, Florida
March 11, 2004